UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2021

CEN BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300-3295 Quality Way
Windsor, Ontario
Canada
N8T 3R9
(Address of principal executive offices, including zip code)

(519) 419-4958
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 7, 2021 (“Closing Date”), CEN Biotech, Inc. a corporation incorporated under the laws of Canada operating in the Province of Ontario (the “Company”) entered into and closed on a definitive agreement with Tesla Digital Inc., an Ontario, Canada corporation, Tesla Digital Global Group, Inc., an Ontario, Canada corporation, as well as Steven Pokrajac individually (together, the “Sellers”), pursuant to which the parties agreed to the sale and assignment of certain assets of the Sellers (the “Purchased Assets”) related to a Light Emitting Diode Driver Circuit, as more specifically set forth in the Asset Purchase Agreement, Patent Assignment and Bill of Sale (together, the “Transaction Documents”) attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively. The Company and Sellers may be referenced hereafter as the “Parties”.

Pursuant to the Transaction Documents, the Company agreed to complete the purchase, acquisition and acceptance from the Sellers of the Purchased Assets, which include all of the Sellers’ right, title, and interest in and to United States patent number U.S. 8723,425 (the “Patent”), in and to the inventions therein set forth and any reissue, reexamination, renewal, divisional, or continuation thereof, in addition to, any related manufacturing machinery plus inventory on hand, and all know-how pertaining to manufacture, use, operation maintenance, development, enjoyment and exploitation of the Patent and the related manufacturing machinery (the “Property”).

U.S. Patent Application No.	Application Filing Date	Status	U.S. Patent No.	Issue Date	Subject Matter
13/525,703	06/18/2012	Issued U.S. Patent	8,723,425	05/13/2014	Light Emitting Diode Driver Circuit

The Sellers cooperated with the Company to perfect the sale and assignment of the Patent and Property, including through execution of the Patent Assignment and recordation of the same with the U.S. Patent Office, on October 7, 2021.

As consideration for the sale, assignment and transfer of the Purchased Assets (the “Tesla Digital Transaction”), on the Closing Date the Company agreed to pay to the Sellers (i) 5,000,000 shares of the Company’s Common Stock, at no par value per share (the “Shares”), (ii) that parcel of real property known as 1517-1525 Ride Road, Essex, Ontario (Canada), further detailed in Exhibit 10.1, which the Parties acknowledged has already been satisfactorily tendered by Company to Sellers with assumption of mortgage, and (iii) that parcel of real property known as 135 North Rear Road, Town of Lakeshore, Ontario (Canada), further detailed in Exhibit 10.1, which the Parties acknowledged has already been satisfactorily tendered by Company to Sellers with assumption of mortgage.

Pursuant to notice given to its current transfer agent on Closing Date, the Company has authorized and instructed transfer agent to reserve the Shares of the Company for issuance upon the written request of any of the Sellers in accordance with the terms therein and following written confirmation by the Company. The Shares shall be issued to Stevan Pokrajac, In Trust.

The Transaction Documents are the definitive agreements between the Company and Sellers, following a Sale Purchase Agreement for the sale of certain assets, properties and rights dated August 31, 2016, as well as its Amending Agreements dated March 29, 2018, September 30, 2018, April 3, 2019 and March 16, 2020.

The foregoing description of the Transaction Documents does not purport to be complete and is qualified in its entirety by reference to the Transaction Documents, which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The issuance of the Shares described in Item 1.01 was made in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering.

Item 7.01 Regulation FD Disclosure.

On October 13, 2021, the Company issued a press release (the “Press Release”) announcing the closing, and also stating that the Company is seeking to continue expanding its LED lighting division. The Press Release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in the Press Release is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1* 10.2* 10.3* 99.1** 104
Asset Purchase and Sale Agreement, dated as of October 7, 2021.
Patent Assignment, dated October 7, 2021.
Bill of Sale, dated October 7, 2021.
Press Release of CEN Biotech Inc., dated October 13, 2021.
Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.
**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: October 13, 2021	By:	/s/ Bahige Chaaban
Bahige Chaaban
Chief Executive Officer (principal executive officer)